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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the incorporation by reference of our reports on the consolidated financial statements of Alcatel and on the combined financial statements of the Optronics division of Alcatel, dated January 31, 2001 included in Alcatel's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 into the Amendment No. 1 to Form F-4 Registration Statement for Alcatel relating to the Astral Point Communications, Inc. contemplated acquisition.


/s/ Barbier Frinault & Autres
    Christian Chiarasini




Paris, France
March 1, 2002